Exhibit 10.17

SECOND AMENDMENT
OF
HANESBRANDS INC.
EXECUTIVE DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective November 1, 2013)
WHEREAS, Hanesbrands Inc. (the “Company”) maintains the Hanesbrands Inc. Executive Deferred Compensation Plan (as Amended and Restated Effective November 1, 2013) (the “Plan”); and
WHEREAS, the Plan was previously amended and further amendment of the Plan is now considered desirable;
NOW, THEREFORE, in exercise of the power reserved to the Company by Section 8 of the Plan, and by the power delegated to the Hanesbrands Inc. Employee Benefits Administrative Committee (the “Committee”) by resolutions of the Board of Directors of the Company, the Plan is hereby amended, effective March 1, 2019, by substituting the following for Section 4.3 of the Plan:
“4.3    Investment Elections and Changes. A Participant may elect from among the Investment Funds for the notional investment of his Deferral Account from time to time in accordance with procedures established by the Committee and subject to the following:

(a)
Except as provided in subsection (b) below with respect to Long-Term Incentive Payments, if the Participant fails to make an investment election with respect to a Deferral, the Deferral shall be deemed to be invested in the Investment Fund identified by the Committee.

(b)
Any Deferral attributable to a Long-Term Incentive Payment in the form of common stock, restricted or otherwise, shall automatically be deemed to be invested in the Stock Equivalent Account; provided that all or a portion of any such vested Deferral may, prior to March 1, 2019, be transferred to another Investment Fund at the election of the Participant during the election period specified by the Committee.

(c)
Effective March 1, 2019, all deemed investments in the Stock Equivalent Account shall be irrevocable. On and after said date, a Participant may elect to transfer all or a part of his notional interest in an Investment Fund to the Stock Equivalent Account or to one or more of the other available Investment Funds but no transfers out of the Stock Equivalent Account shall be permitted. All investment transfers shall be made in accordance with procedures established by the Committee.”

IN WITNESS WHEREOF, the Committee has caused this amendment to be executed by its duly authorized representative this 30th day of January, 2019.

HANESBRANDS INC. EMPLOYEE BENEFITS ADMINISTRATIVE COMMITTEE
By: /s/ Virginia A. Piekarski
Administrative Committee Representative